Safehold

Q4 '21 & FY '21 EARNINGS RESULTS



Forward-Looking Statements and Other Matters

This presentation may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as "illustrative", "representative", "expect", "plan", "will", "estimate", "project", "intend", "believe", and other similar expressions that do not relate to historical matters. These forward-looking statements reflect the Company's current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the effect of the COVID-19 pandemic on our business and growth prospects and on our tenants' business; market demand for ground lease capital; the Company's ability to source new ground lease investments; the availability of funds to complete new ground lease investments; risks that the rent adjustment clauses in the Company's leases will not adequately keep up with changes in market value and inflation; risks associated with certain tenant and industry concentrations in our portfolio; conflicts of interest and other risks associated with the Company's external management structure and its relationships with iStar and other significant investors; risks associated with using debt to fund the Company's business activities (including changes in interest rates and/or credit spreads, the ability to source financing at rates below the capitalization rates of our assets, and refinancing and interest rate risks); risks that tenant rights in certain of our ground leases will limit or eliminate the Owned Residual Portfolio realizations from such properties; general risks affecting the real estate industry and local real estate markets (including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); dependence on the creditworthiness of our tenants and their financial condition and operating performance; competition from other ground lease investors and risks associated with our failure to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended. Please refer to the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Note re COVID-19: Readers of this presentation are cautioned that, due to the possibility that the COVID-19 pandemic will have a delayed adverse impact on our financial results, along with the uncertainty created by the pandemic, our results for the period may not be indicative of future results. Similarly, our Rent Coverage and Unrealized Capital Appreciation as of December 31, 2021 are likely to decline with respect to certain properties in future periods due to the continuing impact of the pandemic and the fact that certain metrics that we report and monitor may not reflect the full effects of the pandemic as of their dates of determination. Readers are urged to read our Annual Report on Form 10-K for the year ended December 31, 2021 when it is filed with the SEC for a more fulsome discussion of our quarterly results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections included therein.

Note: Please refer to the Glossary at the end of this presentation for a list of defined terms and metrics.

Investor Relations Contact
Jason Fooks
212.930.9400
investors@safeholdinc.com

Q4 '21 & FY '21 Highlights

Accelerating Momentum in Q4 '21

17	$777m	$1.4b
Record # of Ground Leases Closed	New Investment Activity[1]	Growth in Estimated UCA

Growing Scale in 2021

106	$1.5b	$8.1b
Total # of Ground Leases in Portfolio	New Investment Activity[1]	Estimated UCA at 12/31/21

Positioned for Growth in 2022

$475m	$7.5b	$1.75b
in 1st 30-Year Unsecured Notes Issuance[2]	Upsized Guidance for 12/31/23 Portfolio Target[3]	Valuation for Caret in Private Sale of Caret Units[4]

Note: Refer to Appendix for Unrealized Capital Appreciation Details, Portfolio Reconciliation and Glossary for more details.
(1) Investments in Q4 '21 include $91m of new forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). As of 12/31/21, the portfolio included $166m of forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance that Safehold will complete these transactions. See slides 5 and 17 for more details.
(2) Signed subsequent to the end of the quarter, see slide 10 for more details.
(3) Increased our guidance to end 2023 with a $7.5 billion portfolio from our prior target of $6.4 billion.
(4) See slides 12 and 13 for more details on Caret and the transaction.

Earnings Results

	Quarterly Results			Full Year Results		
	Q4 '21	Q4 '20	Y/Y Growth	FY '21	FY '20	Y/Y Growth
Revenue	$52.0m	$39.9m	+30%	$187.0m	$155.4m	+20%
Net Income	$21.3m	$15.3m	+39%	$73.1m	$59.3m	+23%
EPS	$0.38	$0.29	+29%	$1.35	$1.17	+15%

Investment Activity

Quarterly Activity

$777m
Originations[1]
$686m Funded | $91m Unfunded

$706m
Fundings
$686m New Investments | $20m Funding Prior Investments

$91m
Ground Lease Plus Commitment
Brooklyn, NY | 4th GL+ Transaction

Origination Metrics

- 4.9% w.a. Underwritten Effective Yield[2]
- 4.7% w.a. Effective Yield
- 41% w.a. GLTV[3]
- 3.7x w.a. Rent Coverage[3]
- 17 ground lease transactions
- 14 markets (2 new markets)
- 9 new clients

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Refer to Appendix for Portfolio Reconciliation and Glossary for more details.
(1) Investments in Q4 '21 include $91m of new forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance that Safehold will complete these transactions. Figure does not include $91 million of Ground Lease Plus Commitment.
(2) Investments this quarter include one or more existing ground leases that contain rent escalators based on (i) a percentage of revenues the building generates, (ii) changes in CPI and/or (iii) periodic fair market valuations of the land. For purposes of calculating the Underwritten Effective Yield of such ground leases over their lease term, our underwriting makes assumptions that building revenues, CPI and land values grow by no more than 2% annually.
(3) The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market.

Portfolio Growth


14x
Growth Since IPO[1]
$0.3b
$0.9b
$2.7b
$3.2b
$4.8b
IPO (6/22/2017)
Q4 '18
Q4 '19
Q4 '20
Q4 '21

Q4 '21 Investments



Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Pictures of properties that are currently under development are presented as renderings.
[1] The portfolio is presented using Aggregate Gross Book Value. As of 12/31/21, the portfolio included $166m of forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance Safehold will complete these transactions.

Portfolio Metrics

(Current Portfolio Gross Book Value: $4,599m)

Yield Metrics[1]

Annualized Yield

5.1%

($236m Annualized In-Place Net Rent)

Annualized Cash Yield

3.3%

($148m Annualized In-Place Cash Rent)

Property Type


Office
50%
Multifamily
34%
Underlying
Property
Other
<1%
Hotel
15%

Credit Metrics[2]

W.A. Rent Coverage

3.5x

W.A. GLTV

40%

Lease Term


>60 yrs
92%
Lease Term
Remaining
w/ Ext.
(W.A. 91 Years)
<20 yrs
5%
20-60 yrs
3%

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter.
(1) Refer to the Glossary in the Appendix for yield calculations and additional details.
(2) The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market.

Inflation Protected Cash Flows

Illustrative Safehold™ Ground Lease

3% Initial Yield | 2% Rent Bumps per Annum | 10-Year CPI Lookbacks | 3% per Annum Inflationary Environment

CPI Lookbacks continue periodically throughout the life of the lease, which can provide meaningful inflation protection that is significantly better than any of the long-term fixed-rate bonds we benchmark against.



Year
1
11
21
31
41
51
61
71
81
91
99
Delta from Inflation Protection
Delta from MIT Bond
2% Inflation Scenario
3% Inflation Scenario
MIT Bond

A 100bps increase in inflationary environment = ~80bps increase in effective yield

Note: Safehold™ originated ground leases typically include a periodic rent increase based on prior years' cumulative CPI growth. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation protection include fair market value resets and percentage rent, typically for acquired ground leases. 81% of our portfolio has some form of a CPI lookback and 95% of our portfolio has some form of inflation protection.

Geographic Breakdown

(Current Portfolio Gross Book Value $4,599m)



Seattle
Portland
West
24%
San Francisco
San Jose
Salt Lake City
Denver
Los Angeles
San Diego
Phoenix
Southwest
7%
Honolulu
Austin
San Antonio
Dallas
Houston
Minneapolis
Central
4%
Milwaukee
Detroit
Chicago - New
Nashville
Southeast
12%
Atlanta
Raleigh-Durham
Jacksonville
Tampa
Orlando
Sarasota
Miami
Northeast
37%
New Haven
New York
Stamford - New
Philadelphia
Washington, D.C.
Mid-Atlantic
16%

Capital Structure

Debt Overview



Non-Recourse Secured $1,498m
Total
$3.0b
Unsecured Revolver $490m
($860m remaining capacity)
Unsecured Notes $750m
Pro-Rata Held by JVs $272m

23 year w.a. maturity[1]

Capital Updates

$350m
Upsize of L + 100 Unsecured Revolving Credit Facility[3]

$350m
Issued of 2.85% Senior Unsecured Notes due 2032

$475m
Placed of 3.980% Senior Unsecured Notes due 2052
(Signed January 27, 2022)[4]

Credit Ratings

Baa1
Moody's
(Stable Outlook)

BBB+
Fitch
(Stable Outlook)

Debt and Liquidity Metrics	Q4 '21
Total debt	$3,010m
Total book equity	$1,685m
Equity market cap[2]	$3,540m
Total debt / book equity	**1.8x**
Total debt / equity market cap	**0.9x**
Unencumbered assets	$2,092m
Cash & credit facility availability	$890m

Interest Rates and Spreads[1]	Q4 '21
Portfolio Annualized Yield	5.1%
Effective Interest Rate	3.6%
Effective spread	**152 bps**
Portfolio Annualized Cash Yield	3.3%
Cash Interest Rate	3.1%
Cash spread	**24 bps**

(1) Excludes outstanding borrowings under the Company's unsecured revolving credit facility.
(2) Based on SAFE closing share price of $62.53 on February 14, 2022.
(3) Upsized facility is now sized at $1.35 billion with a maturity in March 2024.
(4) Safehold Operating Partnership LP can elect to draw on the funds through April 18, 2022, subject to customary closing conditions.

Estimated Unrealized Capital Appreciation


90%
CAGR
+$1.4b
in Q4 '21
$0.4b
$1.8b
$4.8b
$5.5b
$8.1b
IPO (6/22/2017)
Q4 '18
Q4 '19
Q4 '20
Q4 '21

Total Square Feet: 26.4m[1]

Office
11.0m
Sq. Ft.

Multifamily
11.6m
Sq. Ft.
(13.7k Units)

Hotel
3.5m
Sq. Ft.
(4.7k Keys)

Other
0.3m
Sq. Ft.

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.
(1) Square footage and total units/keys are based on information provided by the building owners, public records, broker reports and other third-party sources. No assurance can be made to the accuracy of these figures.

Caret Transaction

Transaction Overview

In Q1 '22, we sold and received commitments to purchase 1.37% of the total authorized Caret Units for $24.0 million at a valuation of $1.75 billion, from a group of leading private equity, sovereign wealth and high net worth investors.

Path to Liquidity

We are obligated to seek to provide a public market listing for the Caret Units within the next two years. If we are unable to achieve a public market liquidity event at a value in excess of the New Investors' basis, they will have the option to cause the redemption of their Caret Units at their original purchase price.

New Investors and Advisory Board

An Advisory Board comprised of some of the New Investors was formed in order to help maximize the value of Caret over time.

Advisory Board Members

- Ribbit Capital
- FIFTH WALL
- Rubin Family Office
- ZIGG

Leading Sovereign Wealth Fund

Kevin Durant

Caret Overview[1]

Just as a ground lease splits the land from the building, Caret generally enables us to split our portfolio of ground leases into: (1) the right to the rent stream, the original cost basis *and certain other cash flows (GL Units)* and (2) the right to the capital appreciation above the original cost basis *under specified circumstances (Caret Units).*

Ownership Summary


Safehold
(NYSE: SAFE)
100%
83.63%
GL Units
(Rent Stream plus Original Cost Basis and certain other cash flows)
Caret Units
(Capital Appreciation above Original Cost Basis under specified circumstances)
~15%
Employees
1.37%
New Investors

(1) We previously formed a wholly-owned subsidiary called "Caret" that is structured to track and capture UCA to the extent UCA is realized upon expiration of our Ground Leases, sale of our land and Ground Leases or certain other specified events. The Caret Ventures LLC agreement was publicly filed as part of our 2019 Proxy. Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.

APPENDIX

Safehold

Income Statements

	For the three months ended Dec 31,		For the twelve months ended Dec 31,	
	2021	2020	2021	2020
Revenues:				
Interest income from sales-type leases	$35,580	$22,529	$118,824	$81,844
Operating lease income	16,300	17,252	67,667	72,340
Other income	133	128	523	1,243
Total revenues	**$52,013**	**$39,909**	**$187,014**	**$155,427**
Costs and expenses:				
Interest expense	$22,448	$16,543	$79,707	$64,354
Real estate expense	624	653	2,663	2,480
Depreciation and amortization	2,402	2,369	9,562	9,433
General and administrative	7,366	5,809	28,753	22,733
Other expense	128	49	868	243
Total costs and expenses	**$32,968**	**$25,423**	**$121,553**	**$99,243**
Income from operations before other items	**$19,045**	**$14,486**	**$65,461**	**$56,184**
Loss on early extinguishment of debt	-	-	(216)	-
Earnings from equity method investments	2,267	832	6,279	3,304
Selling profit from sales-type leases	-	-	1,833	-
Net income	**$21,312**	**$15,318**	**$73,357**	**$59,488**
Net (income) attributable to non-controlling interests	(33)	(48)	(234)	(194)
Net income attributable to Safehold Inc. and allocable to common shareholders	**$21,279**	**$15,270**	**$73,123**	**$59,294**
Weighted avg. share count (basic)	**56,599**	**52,264**	**54,167**	**50,688**
Weighted avg. share count (diluted)	**56,612**	**52,275**	**54,180**	**50,697**
Earnings per share (basic & diluted)	**$0.38**	**$0.29**	**$1.35**	**$1.17**

Note: Figures in thousands except for share amounts.

Balance Sheets

	December 31, 2021	December 31, 2020
Assets:		
Real estate:		
Real estate, at cost	$740,971	$752,420
Less: accumulated depreciation	(28,343)	(22,314)
Real estate, net	$712,628	$730,106
Real estate-related intangibles assets, net	224,182	242,166
Total real estate, net and real estate-related intangible assets, net	$936,810	$972,272
Net investment in sales-type leases	2,412,716	1,305,519
Ground Lease receivables	796,252	577,457
Equity investments in Ground Leases	173,374	129,614
Cash and cash equivalents	29,619	56,948
Restricted cash	8,897	39,519
Deferred operating lease income receivable	117,311	93,307
Deferred expenses and other assets, net	40,747	34,334
Total assets	**$4,515,726**	**$3,208,970**
Liabilities:		
Accounts payable, accrued expenses, and other liabilities	$67,592	$76,673
Real estate-related intangible liabilities, net	65,429	66,268
Debt obligations, net	2,697,503	1,684,726
Total liabilities	**$2,830,524**	**$1,827,667**
Equity:		
Safehold Inc. shareholders' equity:		
Common stock	$566	$532
Additional paid-in capital	1,663,324	1,412,107
Retained earnings	59,368	23,945
Accumulated other comprehensive loss	(40,980)	(57,461)
Total Safehold Inc. shareholders' equity	**$1,682,278**	**$1,379,123**
Noncontrolling interests	$2,924	$2,180
Total equity	**$1,685,202**	**$1,381,303**
Total liabilities and equity	**$4,515,726**	**$3,208,970**

Note: Figures in thousands.

Portfolio Reconciliation

	IPO (6/22/17)	12/31/18	12/31/19	12/31/20	12/31/21
Net investment in Sales-Type Leases	-	-	$985	$1,306	$2,413
Ground Lease receivables	-	-	$397	$577	$796
Pro-rata interest in Ground Leases held as equity method investments	-	-	$340	$345	$441
Real estate, net (Operating Leases)	$265	$660	$672	$730	$713
Add: Accumulated depreciation	1	10	16	22	28
Add: Lease intangible assets, net	123	263	243	242	224
Add: Accumulated amortization	1	9	16	23	29
Add: Other assets	-	-	24	23	22
Less: Lease intangible liabilities, net	(51)	(58)	(57)	(66)	(65)
Less: Non-controlling interest	-	(2)	(2)	(2)	(2)
Gross Book Value	$339	$883	$2,634	$3,201	$4,599
Add: Forward Commitments	-	64	81	19	166
Aggregate Gross Book Value	$339	$947	$2,715	$3,219	$4,764
Less: Accruals to net investment in leases and ground lease receivables	-	-	(7)	(42)	(101)
Aggregate Cost Basis	$339	$947	$2,708	$3,177	$4,664
Less: Forward Commitments	-	(64)	(81)	(19)	(166)
Cost Basis	$339	$883	$2,627	$3,159	$4,498

Note: $ in millions. Figures in the reconciliation table may not foot due to rounding.

Unrealized Capital Appreciation Details

Refer to the Glossary in the Appendix for a definition of Owned Residual Portfolio, Unrealized Capital Appreciation ("UCA"), and "Combined Property Value" ("CPV"). SAFE relies in part on CBRE's appraisals of the CPV of our portfolio in calculating UCA. SAFE may utilize management's estimate of CPV for ground lease investments recently acquired that CBRE has not yet appraised. For unfunded commitments on construction deals, CPV represents the cost to build inclusive of the ground lease. For a Ground Lease in our portfolio, CBRE estimates its CPV by determining a hypothetical value of the as-improved subject property as of the date of the report, based on an assumed ownership structure different from the actual ownership structure. At our request, CBRE's analysis does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased at market rent at stabilized levels, where applicable, as of the valuation date, without consideration of any costs to achieve stabilization through lease up and associated costs. In determining the CPV of each property, CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property's income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months.

The calculation of the estimated UCA in our Owned Residual Portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the land subject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our Owned Residual Portfolio is not subject to U.S. GAAP and will not be subject to independent audit. We conduct rolling property valuations; therefore, our estimated UCA and CPV may not reflect the full impact of the COVID-19 pandemic and may decline materially in the future. There can be no assurance that we will realize any incremental value from the UCA in our Owned Residual Portfolio or that the market price of our common stock will reflect any value attributable thereto. We will generally not be able to realize value from UCA through near term transactions, as properties are leased to tenants pursuant to long-term leases. For more information on UCA, including additional limitations and qualifications, please refer toour Current Report on Form 8-K filed with the SEC on February 14, 2022 and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated from time to time in our subsequent periodic reports, filed with the SEC.

We formed a subsidiary called Caret Ventures LLC that is structured to track and capture UCA to the extent UCA is realized upon expiration of our Ground Leases, sale of our land and Ground Leases or certain other specified events. Under a shareholder-approved plan, management was granted up to 15% of Caret units, some of which remains subject to time-based vesting. See our 2021 proxy statement for additional information on the long-term incentive plan.

We announced on February 15, 2022 that we sold 108,571 Caret units and received a binding commitment for the sale of 28,571 Caret units for $24.0 million. Those 137,142 Caret units equal 1.37% of the authorized Caret units in Caret Ventures LLC, implying a total Caret unit valuation of $1.75 billion. As part of the sale, we are obligated to seek to provide a public market listing for the Caret units, or securities into which they may be exchanged, within two years. If we are unable to provide public market liquidity within the two years at a value in excess of the new investors' basis, the investors have the right to cause us to redeem their Caret units at their original purchase price.

Appendix

Glossary

Aggregate Cost Basis	Represents Cost Basis plus unfunded commitments. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments.
Aggregate Gross Book Value	Represents the Current Portfolio plus unfunded commitments. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments.
Annualized Cash Yield	Calculated as the annualized base Cash Rent plus Percentage Rent divided by Cost Basis.
Annualized Yield	Calculated as the annualized base Net Rent plus Percentage Rent divided by GBV.
Cash Interest Rate	The current cash interest rate of debt.
Cash Rent	Represents base ground lease income recognized excluding straight-line rent, amortization of lease intangibles, and non-cash income from sales-type leases.
Combined Property Value (CPV)	The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no ground lease on the land at the property. CPV is generally based on independent appraisals; however, the Company will use actual sales prices/management estimates for recently acquired and originated ground leases for which appraisals are not yet available. In relation to unfunded commitments, CPV represents the total cost associated with the acquisition, development, and construction of the project.
Cost Basis	Represents the historical purchase price of an asset, including capitalized acquisition costs.
Current Portfolio	Represents the portfolio of assets owned at the date indicated, measured using Gross Book Value. Does not include unfunded commitments.
Effective Interest Rate	Represents the all-in stated interest rate over the term of debt based on the contractual future payments owed excluding the effect of debt premium, discount and deferred financing costs.
Effective Yield	Computed similarly to effective yield on a bond, using the rate implicit in the lease based on the contractual future minimum cash flows and a residual equal to our cost of the land.
GAAP Rent	Current period revenue from operating and sales-type leases recognized under GAAP.
Gross Book Value (GBV)	Represents Cost Basis plus accrued interest on sales-type leases.
Ground Lease-to-Value (GLTV)	Calculated as the Aggregate GBV divided by CPV. Safehold uses this metric to assess risk and our seniority level in a real estate capital structure. Similar to the concept of the LTV metric used in the loan market.
Ground Lease Plus Commitment (GL+)	Safehold's commitment to purchase ground leases from iStar contingent on certain development and timing criteria.
Net Rent	GAAP Rent less depreciation & amortization. This includes the amortization of a right of use asset recorded as real estate expense (totals $1.0m annualized). Includes our proportionate share of GAAP rent and amortization from our equity method investment.
Owned Residual Portfolio	Represents the portfolio of properties under which Safehold owns a ground lease and reflects Safehold's right to the land, property and tenant improvements at the end of the lease. The current value of the Owned Residual Portfolio is typically represented by the Combined Property Value or CPV of our portfolio.
Percentage Rent	Represents TTM cash percentage rent paid by the property.
Property NOI	Represents the net operating income (NOI) of the building/Safehold's ground lease tenant prior to paying ground lease rent.
Rent Coverage	The ratio of Property NOI as provided by the building owner or estimated Property NOI to the annualized Cash Rent due to Safehold. The Company adjusts Property NOI for material non-recurring items and uses estimates of the stabilized Property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market.
Safehold™/Safehold™ Ground Lease	A ground lease originated and structured by Safehold.
Underwritten Effective Yield	The Effective Yield of a ground lease using our underwriting assumptions. This includes estimated land value, revenue, and CPI grow by no more than 2%.
Unrealized Capital Appreciation (UCA)	Calculated as the difference between CPV and the portfolio's Aggregate Cost Basis. The Company tracks UCA because we believe it provides relevant information with regard to the three key investment characteristics of our ground leases: (1) the safety of our position in a tenant's capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in CPV of the portfolio that will ultimately revert to us.